UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2006

Trex Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14649	54-1910453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Exeter Drive Winchester, Virginia	22603-8605
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (540) 542-6300

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 3, 2006, Philip J. Pifer’s employment with Trex Company, Inc. (the “Company”) was terminated. Mr. Pifer had served as Senior Vice President, Sales and Marketing. On March 6, 2006, in connection with the termination of Mr Pifer’s employment with the Company, the Company and Mr. Pifer entered into a Release and Severance Agreement (the “Severance Agreement”).

The Company agreed in the Severance Agreement to pay Mr. Pifer at his current annual base salary rate of $285,000 through January 3, 2007. The severance payments will be paid in equal bi-weekly installments in accordance with the Company’s regular payroll practices existing as of the date of the Severance Agreement. The Company also will continue to provide Mr. Pifer health and dental insurance and other specified benefits through January 3, 2007.

The foregoing description of the Severance Agreement is qualified in its entirety by reference to the Severance Agreement, a copy of which is filed as Exhibit 10.1 to this report and incorporated in this Item 1.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Trex Company, Inc. hereby files the following exhibit:

Exhibit Number	Description of Exhibit
10.1	Release and Severance Agreement, dated as of March 6, 2006, between Trex Company, Inc. and Philip J. Pifer.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date: March 8, 2006	/s/ Anthony J. Cavanna
Anthony J. Cavanna
Chairman of the Board of Directors and Chief Executive Officer
(Duly Authorized Officer)